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                                                                     EXHIBIT 4.4

                                SIPEX CORPORATION

                             STOCK OPTION AGREEMENT

         SIPEX Corporation (the "COMPANY") hereby grants the following option to purchase Common Stock, $.01 par value per share (the "COMMON STOCK"), of the Company pursuant to an action of the Board of Directors (the "Board") of the Company on August 12, 1999. The terms and conditions attached hereto are also a part hereof.

        Name of employee (the "Employee" or "Optionee"):       Stephen E. Parks

        Date of this option grant:                             August 12, 1999

        Number of shares of the Company's Common Stock
        subject to this option ("OPTION SHARES"):              325,000

        Option exercise price per share:                       $15.5625

        Number of Option Shares subject to vesting schedule:   325,000

        Vesting Start Date:                                    June 22, 2000

        VESTING SCHEDULE. If the Employee has continued to be employed by the Company or any Related Corporation (as defined in Section 2 hereof) on the following dates, the Employee may exercise this option for the number of shares of Common Stock as set forth below.

Prior to June 22, 2000                             0 shares

As of  June 22, 2000 but prior to June 22, 2001    30,000 shares

As of  June 22, 2001 but prior to June 22, 2002    an additional 65,000 shares

As of  June 22, 2002 but prior to June 22, 2003    an additional 65,000 shares

As of  June 22, 2003 but prior to June 22, 2004    an additional 65,000 shares

As of  June 22, 2004 but prior to June 22, 2005    an additional 65,000 shares

As of  June 22, 2005 but prior to June 22, 2006    an additional 35,000 shares


Payment alternatives:                              Section 6(a) (i) through (iv)

================================================================================

                                        SIPEX CORPORATION

-----------------------------
Signature of Optionee

-----------------------------
Street Address

-----------------------------           By:
City/State/Zip Code                        -------------------------------
                                           James E. Donegan
                                           Chairman and Chief Executive Officer


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SIPEX CORPORATION

STOCK OPTION AGREEMENT -- INCORPORATED TERMS AND CONDITIONS


         1. GRANT AS NON-QUALIFIED STOCK OPTION. This option is a non-statutory stock option and is not intended to qualify as an incentive stock option under
Section 422 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the "CODE").

         2. VESTING OF OPTION IF EMPLOYMENT CONTINUES. The Employee may exercise this option for the number of shares of Common Stock set forth on the vesting schedule on the cover page hereof if the Employee has continued to be employed by the Company or any present or future parent or subsidiary of the Company (collectively, "RELATED CORPORATIONS") in accordance with such vesting schedule. Notwithstanding the foregoing, the Board may, in its discretion, accelerate the date that any installment of this option becomes exercisable. The foregoing rights are cumulative and (subject to Sections 3 or 4 hereof if the Employee ceases to be employed by the Company) may be exercised only before the date which is ten years from the date of this option grant.

         3. TERMINATION OF EMPLOYMENT.

              (a) TERMINATION OTHER THAN FOR CAUSE. If the Employee ceases to be employed by the Company and all Related Corporations, other than by reason of death or disability as defined in Section 4 or termination for Cause as defined in Section 3(c), no further installments of this option shall become exercisable, and this option shall terminate (and may no longer be exercised) after the passage of three months from the Employee's last day of employment, but in no event later than the scheduled expiration date. In such a case, the Employee's only rights hereunder shall be those which are properly exercised before the termination of this option.

              (b) TERMINATION FOR CAUSE. If the employment of the Employee is terminated for Cause (as defined in the Employment Agreement between the Employee and the Company dated June __, 1999 (the "Employment Agreement")), this option shall terminate upon the Employee's receipt of written notice of such termination and shall thereafter not be exercisable to any extent whatsoever.

         4. DEATH; DISABILITY.

              (a) DEATH. If the Employee dies while in the employ of the Company or any Related Corporation, this option may be exercised, to the extent otherwise exercisable on the date of his or her death, by the Employee's estate, personal representative or beneficiary to whom this option has been assigned pursuant to Section 9, at any time within 180 days after the date of death, but not later than the scheduled expiration date.

              (b) DISABILITY. If the Employee ceases to be employed by the Company and all Related Corporations by reason of his disability, this option may be exercised, to the extent otherwise exercisable on the date of the termination of his employment, at any time within 180 days after such termination, but not later than the scheduled expiration date. The term disability shall have the meaning ascribed in Section 3(D) of the Employment Agreement.


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              (c) EFFECT OF TERMINATION. At the expiration of the 180-day period provided in paragraph (a) or (b) of this Section 4 or the scheduled expiration date, whichever is the earlier, this option shall terminate (and shall no longer be exercisable) and the only rights hereunder shall be those as to which the option was properly exercised before such termination.

      5. PARTIAL EXERCISE. This option may be exercised in part at any time and from time to time within the above limits, except that this option may not be exercised for a fraction of a share.

      6. PAYMENT OF ALTERNATIVES. (a) The exercise price shall be paid in the following manner:

                  (i)   in cash or by check;

                 (ii) subject to paragraph 6(b) below, by delivery of shares of the Company's Common Stock having a fair market value equal, as of the date of exercise, to the option exercise price;

                (iii) by delivery of an assignment satisfactory in form and substance to the Company of a sufficient amount of the proceeds from the sale of the Option Shares and an instruction to the broker or selling agent to pay that amount to the Company; or

                 (iv)   by any combination of the foregoing.

                  In the case of (ii) above, fair market value as of the date of exercise shall be determined as of the last business day for which such prices or quotes are available prior to the date of exercise and shall mean (i) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on the Nasdaq National Market, if the Common Stock is not then traded on a national securities exchange; or
         (iii) the closing bid price (or average of bid prices) last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the Nasdaq National Market. If the Common Stock is not publicly traded at the time of exercise, "fair market value" shall mean the fair value of the Common Stock as determined by the Board after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm's length.

              (b) LIMITATIONS ON PAYMENT BY DELIVERY OF COMMON STOCK. If the Employee delivers Common Stock held by the Employee ("Old Stock") to the Company in full or partial payment of the option price, and the Old Stock so delivered is subject to restrictions or limitations imposed by agreement between the Employee and the Company, an equivalent number of Option Shares shall be subject to all restrictions and limitations applicable to the Old Stock to the extent that the Employee paid for the Option Shares by delivery of Old Stock, in addition to any restrictions or limitations imposed by this Agreement. Notwithstanding the


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foregoing, the Employee may not pay any part of the exercise price hereof by transferring Common Stock to the Company unless such Common Stock has been owned by the Employee free of any substantial risk of forfeiture for at least six months.

         7. METHOD OF EXERCISING OPTION. Subject to the terms and conditions of this Agreement, this option may be exercised by written notice to the Company at its principal executive office, or to such transfer agent as the Company shall designate. Such notice shall state the election to exercise this option and the number of Option Shares for which it is being exercised and shall be signed by the person or persons so exercising this option. Such notice shall be accompanied by payment of the full purchase price of such shares, and the Company shall deliver a certificate or certificates representing such shares as soon as practicable after the notice shall be received. Such certificate or certificates shall be registered in the name of the person or persons so exercising this option (or, if this option shall be exercised by the Employee and if the Employee shall so request in the notice exercising this option, shall be registered in the name of the Employee and another person jointly, with right of survivorship). In the event this option shall be exercised, pursuant to
Section 4 hereof, by any person or persons other than the Employee, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise this option.

         8. SECURITIES LAWS RESTRICTIONS ON RESALE. Until registered under the Securities Act of 1933, as amended, or any successor statute (the "Securities Act"), the Option Shares will be of an illiquid nature and will be deemed to be "restricted securities" for purposes of the Securities Act. Accordingly, such shares must be sold in compliance with the registration requirements of the Securities Act or an exemption therefrom. Unless the Option Shares have been registered under the Securities Act, each certificate evidencing any of the Option Shares shall bear a legend substantially as follows:

         "The shares represented by this certificate are subject to restrictions on transfer and may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of except in accordance with and subject to all the terms and conditions of a certain Stock Option Agreement dated as of August ____, 1999, a copy of which the Company will furnish to the holder of this certificate upon request and without charge."

         9. OPTION NOT TRANSFERABLE. This option is not transferable or assignable except by will or by the laws of descent and distribution. During the Optionee's lifetime only the Optionee can exercise this option.

         10. NO OBLIGATION TO EXERCISE OPTION. The grant and acceptance of this option imposes no obligation on the Optionee to exercise it.

         11. ADJUSTMENTS. In the event of any stock split, stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off, split-up, or other similar change in capitalization or event, the number and class of securities, vesting schedule and exercise price per share of this option shall be adjusted by the Company (or a substituted option may be granted) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is appropriate. If Section 13 hereof applies for any event, this
Section 11 shall not be applicable. Except as is expressly


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provided in this Section 11, no adjustment shall be made for dividends or similar rights for which the record date is prior to such date of exercise.

         12. WITHHOLDING TAXES. If the Company or any Related Corporation in its discretion determines that it is obligated to withhold any tax in connection with the exercise of this option, or in connection with the transfer of, or the lapse of restrictions on, any Common Stock or other property acquired pursuant to this option, the Optionee hereby agrees that the Company or any Related Corporation may withhold from the Optionee's wages or any other remuneration the appropriate amount of tax. At the discretion of the Company or Related Corporation, the amount required to be withheld may be withheld in cash from such wages or other remuneration or in kind from the Common Stock or other property otherwise deliverable to the Optionee on exercise of this option. The Optionee further agrees that, if the Company or Related Corporation does not withhold an amount from the Optionee's wages or other remuneration sufficient to satisfy the withholding obligation of the Company or Related Corporation, the Optionee will make reimbursement on demand, in cash, for the amount underwithheld.

         13.      ACQUISITION OF THE COMPANY.

                  (a) CONSEQUENCES OF AN ACQUISITION. In the event of an Acquisition, AND (i) the successor (a "Successor To The Business") fails to assume the obligations of the Company under this Agreement or (ii) Employee's employment is (x) at the time of the Acquisition terminated by the Company without cause or (y) terminated by any Successor To The Business without Cause or the Employee terminates his employment for Good Reason (as defined in the Employment Agreement) and, in any such event, the Employee signs a comprehensive release in the form and of a scope acceptable to the Company, then the options granted hereby will become exercisable in full on the date of the Acquisition (in the case of (i)) or such termination (in the case of (ii)) PROVIDED, HOWEVER, that if an event described in this Section 13(a) occurs before August 9, 2000, then only the first 150,000 options granted hereby will vest on the date of such termination and the remaining 175,000 options will be canceled, and any other option to purchase stock of the Company will be canceled.



                  (b) ACQUISITION DEFINED. An "ACQUISITION" shall mean: (x) any merger or consolidation after which the voting securities of the Company outstanding immediately prior thereto represent (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 50% of the combined voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such event; or (y) any sale of all or substantially all of the assets or capital stock of the Company (other than in a spin-off or similar transaction); or (z) any other acquisition of the business of the Company, as determined by the Board.

                  (c) POOLING-OF-INTERESTS-ACCOUNTING. If the Company proposes to engage in an Acquisition intended to be accounted for as a pooling-of-interests, and in the event that the provisions of this option, or any actions of the Board taken in connection with such Acquisition, are determined by the Company's or the acquiring company's independent public accountants to cause such Acquisition to fail to be accounted for as a pooling-of-interests, then such provisions or actions shall be amended or rescinded by the Board, without the consent of the Optionee, to be


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consistent with pooling-of-interests accounting treatment for such Acquisition if, and to the extent that, such recision would result in such Acquisition being accounted for on a pooling-of-interests basis.

         14. ARBITRATION. Any dispute, controversy, or claim arising out of, in connection with, or relating to the performance of this Agreement or its termination shall be settled by arbitration in the Commonwealth of Massachusetts, pursuant to the rules then obtaining of the American Arbitration Association. Any award shall be final, binding and conclusive upon the parties and a judgment rendered thereon may be entered in any court having jurisdiction thereof.

         15. PROVISION OF DOCUMENTATION TO OPTIONEE. By signing this Agreement the Optionee acknowledges receipt of a copy of this Agreement.

         16.      MISCELLANEOUS.

                  (a) NOTICES. All notices hereunder shall be in writing and shall be deemed given when sent by certified or registered mail, postage prepaid, return receipt requested, if to the Optionee, to the address set forth on the cover pages hereof or at the address shown on the records of the Company, and if to the Company, to the Company's principal executive offices, attention of the Corporate Secretary.

                  (b) ENTIRE AGREEMENT; MODIFICATION. This Agreement and the Employment Agreement constitute the entire agreement between the parties relative to the subject matter hereof, and supersedes all proposals, written or oral, and all other communications between the parties relating to the subject matter of this Agreement. This Agreement may be modified, amended or rescinded only by a written agreement executed by both parties.

                  (c) FRACTIONAL SHARES. If this option becomes exercisable for a fraction of a share because of the adjustment provisions contained herein, such fraction shall be rounded down.

                  (d) NO RIGHTS AS STOCKHOLDER. The Optionee shall not have any rights as a stockholder with respect to any shares of Common Stock for which this option is exercisable until such Optionee becomes the record holder of such shares of Common Stock.

                  (e) NO OBLIGATION OF CONTINUED EMPLOYMENT. This Agreement imposes no obligation on the Company or Related Corporation to continue the employment of the Employee. The Company expressly reserves the right any time to dismiss or terminate its relationship with the Employee free from any liability or claim under this Agreement.

                  (f) ISSUANCES OF SECURITIES; CHANGES IN CAPITAL STRUCTURE. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to this option. No adjustments need be made for dividends paid in cash or in property other than securities of the Company. If there shall be any change in the Common Stock of the Company through merger, consolidation, reorganization, recapitalization, stock dividend,


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         stock split, combination or exchange of shares, spin-off, split-up or other similar change in capitalization or event, the restrictions contained in this Agreement shall apply with equal force to additional and/or substitute securities, if any, received by the Optionee in exchange for, or by virtue of his or her ownership of, Option Shares, except as otherwise determined by the Board.

                  (g) DISSOLUTION OR LIQUIDATION. In the event of the proposed dissolution or liquidation of the Company, then the Board shall, as to outstanding options, at its discretion provide, upon written notice to the Optionee (i) that all options must be exercised, to the extent then exercisable, within a specified number of days of the date of such notice, at the end of which period, the options shall terminate or (ii) that such options (including those which have not yet vested) shall be exercisable within a specified number of days of such notice, at the end of which period the options shall terminate.

                  (h) SEVERABILITY. The invalidity, illegality or unenforceability of any provision of this Agreement shall in no way affect the validity, legality or enforceability of any other provision.

                  (i) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, subject to the limitations set forth in Section 9 hereof.

                  (j) GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to the principles of the conflicts of laws thereof.